EXHIBIT 99.3

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL DATA

On October 1, 2012, Church & Dwight Co., Inc. (the “Company”) acquired all of the issued and outstanding capital stock of Avid Health, Inc. (“Avid Health”). The total purchase price was approximately $650 million, which is subject to adjustment based on the closing working capital of Avid Health and its subsidiaries. The Company financed the acquisition with a combination of proceeds from an underwritten public offering of $400 million aggregate principal amount of 2.875% Senior Notes due 2022, the issuance of commercial paper and cash.

The proceeds from the financings were deposited into an escrow account on September 26, 2012. These funds held in escrow were reported as “Cash held in escrow” in the accompanying condensed consolidated balance sheet as of September 30, 2012. Upon closing of the transaction on October 1, 2012, these funds were released from escrow and paid to the seller parties as purchase price and used to pay certain obligations of Avid Health.

The unaudited pro forma statements of income for the year ended December 31, 2011 and the nine months ended September 30, 2012 give effect to the acquisition of Avid Health as if it occurred on January 1, 2011. The unaudited pro forma consolidated balance sheet as of September 30, 2012 gives effect to the acquisition of Avid Health as if it occurred on September 30, 2012. The adjustments are described in the accompanying footnotes. The pro forma statements should not be considered indicative of actual results that would have been achieved had the acquisition been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or any future period.

In applying the acquisition method of accounting for the transaction, the tangible and intangible assets acquired and the liabilities assumed will be recognized at their respective fair values at the time the transaction was consummated, which is when the Company obtained control of Avid Health. The excess of the purchase cost over the historical basis of the net assets acquired has been allocated in the accompanying pro forma financial information based upon preliminary appraisal estimates which are in process and certain assumptions that management believes are reasonable. The actual allocation is subject to finalization of the appraisal and the determination of any working capital adjustment. The actual allocation of the purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

The unaudited pro forma consolidated financial statements and accompanying notes thereto should be read in conjunction with the Company’s historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012.

Church & Dwight Co. Inc. and Subsidiaries

Pro Forma Condensed Combined

Statement of Income for the Year Ended

December 31, 2011

(Unaudited)

(In millions, except per share data)	Church & Dwight Co., Inc.	Avid	Pro forma adjustments		Pro forma
Net Sales	$2,749.3	$198.5	$—		$2,947.8
Cost of sales	1,534.8	121.7	1.7	(g)	1,666.7
			8.1	(c)
			0.4	(e)

Gross Profit	1,214.5	76.8	(10.2)		1,281.1
Marketing expenses	354.1	7.9	—		362.0
Selling, general and administrative expenses	367.8	23.2	(1.7	)(g)	394.9
			5.6	(d)

Income from Operations	492.6	45.7	(14.1)		524.2
Equity in Income of Affiliates	10.0	—	—		10.0
Investment earnings	1.9	—	—		1.9
Other income, net	(1.2)	—	—		(1.2)
Interest expense	(8.7)	(1.9)	(11.1	)(f)	(21.7)

Income before Income Taxes	494.6	43.8	(25.2)		513.2
Income taxes	185.0	14.2	(6.9	)(h)	192.3

Net Income	309.6	29.6	(18.3)		320.9
Noncontrolling interest	—	—	—		—

Net Income attributable to Church & Dwight Co., Inc	$309.6	$29.6	$(18.3)		$320.9

Weighted average shares outstanding - basic	143.2				143.2
Weighted average shares outstanding - diluted	145.8				145.8
Net Income per share - basic	$2.16				$2.24
Net Income per share - diluted	$2.12				$2.20

Church & Dwight Co. Inc. and Subsidiaries

Pro Forma Condensed Combined

Statement of Income for the Nine Months Ended

September 30, 2012

(Unaudited)

(In millions, except per share data)	Church & Dwight Co., Inc.	Avid	Pro forma adjustments		Pro forma
Net Sales	$2,112.2	$184.1	$—		$2,296.3
Cost of sales	1,179.2	114.2	1.4	(g)	1,295.1
			0.3	(e)

Gross Profit	933.0	69.9	(1.7)		1,001.2
Marketing expenses	248.6	9.1	—		257.7
Selling, general and administrative expenses	273.9	17.1	(1.4	)(g)	293.8
			4.2	(d)

Income from Operations	410.5	43.7	(4.5)		449.7
Equity in Income of Affiliates	7.3	—	—		7.3
Investment earnings	1.1	—	—		1.1
Other income, net	1.1	—	—		1.1
Interest expense	(7.7)	(1.9)	(8.0	)(f)	(17.6)

Income before Income Taxes	412.3	41.8	(12.5)		441.6
Income taxes	143.3	(4.3)	15.8	(h)	154.8

Net Income	269.0	46.1	(28.3)		286.8
Noncontrolling interest	—	—	—		—

Net Income attributable to Church & Dwight Co., Inc	$269.0	$46.1	$(28.3)		$286.8

Weighted average shares outstanding - basic	140.4				140.4
Weighted average shares outstanding - diluted	143.1				143.1
Net Income per share - basic	$1.92				$2.04
Net Income per share - diluted	$1.88				$2.00

Church & Dwight Co. Inc. and Subsidiaries

Pro Forma Condensed Combined

Balance Sheet as of September 30, 2012

(Unaudited)

(Dollars in millions, except share and per share data )	Church & Dwight Co., Inc.	Avid	Pro forma Adjustments		Pro forma
Assets
Current Assets
Cash and cash equivalents	$241.2	$1.6	$(4.4	)(i)	$234.5
			(3.9	)(a)
Cash in Escrow	650.0		(650.0	)(a)	—
Accounts receivable, less allowances of $0.6 and $1.8	278.3	25.6	—		303.9
Inventories	225.1	32.1	8.1	(a)	265.3
Deferred income taxes	6.0	—	(1.2	)(a)	4.8
Other current assets	35.3	1.9	—		37.2

Total Current Assets	1,435.9	61.2	(651.4)		845.7

Property, Plant and Equipment, Net	542.4	29.8	3.6	(a)	575.8
Equity Investment in Affiliates	20.3	—	—		20.3
Tradenames and Other Intangibles	886.6	—	376.9	(a)	1,263.5
Goodwill	868.4	—	347.1	(a)	1,215.5
Other Assets	86.2	1.5	(1.5	)(a)	86.2

Total Assets	$3,839.8	$92.5	$74.7		$4,007.0

Liabilities and Stockholders’ Equity
Current Liabilities
Short-term borrowings	$254.4	$11.4	$(11.4	)(a)	$254.4
Accounts payable and accrued expenses	387.0	15.6	—		402.6
Income taxes payable	11.0	0.1	(0.8	)(i)	10.3

Total Current Liabilities	652.4	27.1	(12.2)		667.3

Long-term Debt	649.4	48.1	(48.1	)(a)	649.4
Deferred Income Taxes	302.8	—	155.9	(a)	458.7
Deferred and Other Long-term Liabilities	132.6	—	—		132.6
Pension, Postretirement and Postemployment Benefits	44.4	—	—		44.4

Total Liabilities	1,781.6	75.2	95.6		1,952.4

Commitments and Contingencies
Stockholders’ Equity
Preferred Stock, $1.00 par value, Authorized 2,500,000 shares; none issued	0.0				0.0
Common Stock, $1.00 par value, Authorized 300,000,000 shares; 146,427,550 shares issued	146.4	0.1	(0.1	)(b)	146.4
Additional paid-in capital	310.9	—			310.9
Retained earnings	1,882.0	17.2	(17.2	)(b)	1878.4
			(3.6	)(i)
Accumulated other comprehensive income	6.7	—	—		6.7
Common stock in treasury, at cost:
7,137,219 shares in 2012 and 4,140,424 shares in 2011	(288.0)	—	—		(288.0)

Total Church & Dwight Co., Inc. Stockholders’ Equity	2,058.0	17.3	(20.9)		2,054.4
Noncontrolling interest	0.2	—	—		0.2

Total Stockholders’ Equity	2,058.2	17.3	(20.9)		2,054.6

Total Liabilities and Stockholders’ Equity	$3,839.8	$92.5	$74.7		$4,007.0

Church & Dwight Co., Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Financial Statements

(Dollars in millions)

a)	For the purposes of these pro forma consolidated financial statements, the Company determined that the value of the total purchase consideration for Avid Health was $653.9, subject to adjustment based on the closing working capital of Avid Health and its subsidiaries.

The following is a summary of the calculation of the purchase price, as described above, as well as the preliminary allocation of the purchase price to the fair value of the net assets acquired:

Purchase of Avid Health	$653.9
Less fair value of net assets acquired	(306.8)

Excess purchase price over net assets acquired	$347.1

The book value of the net assets acquired as of October 1, 2012 was $17.3. The estimated fair value of the net assets acquired was $306.8. The following is a reconciliation between the two amounts:

Book value of net assets	$17.3
Adjustment of inventory to fair value	8.1
Adjustment of PP&E to fair value	3.6
Deferred tax impact of allocation	(157.1)
Allocation to tradenames	296.9
Allocation to customer relationships	80.0
Extinguishment of debt simultaneous with closing	59.5
Other	(1.5)

$306.8

b)	To eliminate net assets acquired from Stockholders’ Equity.

c)	To record the effect of the step-up in inventory values related to product sold.

d)	To record additional intangible amortization expense primarily associated with customer relationships over the weighted average life of approximately 15 years.

e)	To record additional depreciation expense associated with the fair value of PP&E over approximately 10 years.

f)	To record incremental interest expense and deferred financing cost amortization expense.

	Fiscal Year 2011	Nine Months Ended Sept. 30, 2012
Additional amount borrowed $650.0 @ a blended rate of 1.95%	$12.7	$9.5
Deferred financing costs amortization $3.4 million over 10 years	0.3	0.3
Less: Avid reported interest expense	(1.9)	(1.8)

Incremental Expense	$11.1	$8.0

g)	To reclass certain operations related expenses to Cost of Sales from SG&A expenses, to be consistent with Company policy.

h)	To record the tax impact of acquired business results and pro forma adjustments at the Company’s statutory tax rate of 39.3%.

i)	To record transaction fees settled at closing.